Investor Contacts:

Tirth Patel

Edison Advisors

T: 646-653-7035

tpatel@edisongroup.com

MagneGas Announces Pricing of $5.0 Million Registered Direct Offering

Tampa, FL, October 11, 2018 – MagneGas Applied Technology Solutions, Inc. (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, today announced it has entered into a securities purchase agreement with certain accredited institutional investors to purchase approximately $5.0 million of its common stock in a registered direct offering and warrants to purchase its shares of common stock in a concurrent private placement. The combined purchase price for one share of common stock and each warrant will be $0.23.

Under the terms of the purchase agreement, MagneGas has agreed to sell 21,800,000 shares of its common stock. In a concurrent private placement, MagneGas has agreed to issue warrants to purchase up to an aggregate of 21,800,000 shares of common stock. The warrants sold in the private placement will become exercisable on the earlier of (i) six months following the date of issuance; or (ii) shareholder approval, will expire on 42 months after the closing date of the offering, and have an exercise price of $0.3654.

The gross proceeds to MagneGas from the registered direct offering are expected to be approximately $5.0 million before deducting placement agent fees and other estimated offering expenses. The offering is expected to close on or about October 15, 2018, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the exclusive placement agent for this offering.

The shares of common stock described above are being offered and sold in the offering by MagneGas Applied Technology Solutions, Inc. pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-207928), including a base prospectus, previously filed with and declared effective by the Securities and Exchange Commission (SEC) on June 15, 2016. A prospectus supplement and an accompanying base prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement and accompanying base prospectus may also be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at 212-895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Any offering of the shares of common stock will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. The warrants and shares of the Company’s common stock issuable upon exercise of the warrants have not been registered with the SEC and are being offered in reliance on an exemption from the registration requirement of the Securities Act of 1933, as amended.

About MagneGas Applied Technology Solutions, Inc.

MagneGas Applied Technology Solutions, Inc. (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas® fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S. and through its wholly owned distributors, ESSI, Green Arc Supply, Trico Welding Supply and Complete Welding of San Diego. ESSI has 3 locations in Florida, Green Arc 2 locations in Texas and one location in Louisiana, Trico has two locations in northern California, and Complete Welding has one location in southern California. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.